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                                  Exhibit 23.2
               Consent of Independent Certified Public Accountants


We have issued our report dated February 4, 1994, accompanying the financial statements incorporated by reference in the Annual Report of Pacific Rehabilitation & Sports Medicine, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1995 (as amended by this Amendment No. 2 on Form 10-K/A). We hereby consent to the incorporation by reference of said report in the Pacific Rehabilitation & Sports Medicine, Inc. and Subsidiaries on Form S-8 (File No. 33-91682, effective April 28, 1995).

/S/ GRANT THORNTON LLP

Grant Thornton LLP
Portland, Oregon
July 10, 1996